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                                 EXHIBIT 10(c)

                           C.I.S. TECHNOLOGIES, INC.
                                 HCC MANAGEMENT
                               STOCK OPTION PLAN




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                           C.I.S. TECHNOLOGIES, INC.
                                 HCC MANAGEMENT
                               STOCK OPTION PLAN


SECTION 1.  GENERAL PURPOSE OF THE PLAN; DEFINITIONS

     The name of the plan is the C.I.S. Technologies, Inc. HCC Management Stock Option Plan (the "Plan"). The purpose of the Plan is to encourage and enable the officers and key employees of, and other persons providing services to, Hospital Cost Consultants, Inc. ("HCC"), a wholly owned subsidiary of C.I.S. Technologies, Inc. (the "Company"), upon whose judgment, initiative and efforts HCC and the Company largely depends for their business success, to acquire a proprietary interest in the Company. It is anticipated that providing such persons with a direct stake in the Company's welfare will assure a closer identification of their interests with those of HCC and the Company, thereby stimulating their efforts on HCC's and the Company's behalf and strengthening their desire to remain with HCC and the Company.

     The following terms shall be defined as set forth below:

     "Act" means the Securities Exchange Act of 1934, as amended.

     "Board" means the Board of Directors of the Company.

     "Code" means the Internal Revenue Code of 1986, as amended, and any successor Code, and related rules, regulations and interpretations.

     "Committee" shall have the meaning set forth in Section 2.

     "Effective Date" means the date on which the Plan is approved by the Board as set forth in Section 13.

     "Eligible Person" shall have the meaning set forth in Section 4.

     "Fair Market Value" on any given date means the closing price per share of the Stock on such date as reported by a nationally recognized stock exchange, or, if the Stock is not listed on such an exchange, as reported by NASDAQ, or, if the Stock is not quoted on NASDAQ, the fair market value of the Stock as determined by the Committee.

     "Non-Qualified Stock Option" means any Stock Option that does not qualify as an "incentive stock option" as defined in Section 422 of the Code.

     "Option" or "Stock Option" means any option to purchase shares of Stock granted pursuant to Section 5.





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     "Stock" means the Common Stock, $.O1 par value per share, of the Company, subject to adjustments pursuant to Section 3.
     "Subsidiary" means a subsidiary as set forth in Section 424 of the Code.


SECTION 2. ADMINISTRATION OF PLAN; COMMITTEE AUTHORITY TO SELECT PARTICIPANTS AND DETERMINE OPTIONS

     (a) Committee. The Plan shall be administered by a Committee (the "Committee") consisting of at least two Directors. Except as specifically reserved to the Board under the terms of the Plan, the Committee shall have full and final authority to operate, manage and administer the Plan on behalf of the Company. Action by the Committee shall require the affirmative vote of a majority of all members thereof.

     (b) Powers of Committee. The Committee shall have the power and authority to grant Options consistent with the terms of the Plan, including the power and authority:

           (i) to select the officers and other employees of, and persons providing services to, HCC and its Subsidiaries to whom Options may from time to time be granted;

           (ii) to determine the time or times of grant, and the extent, if any, of Options granted to any one or more participants;

           (iii) to determine the number of shares to be covered by any Option;

           (iv) to determine and modify the terms and conditions, including restrictions, not inconsistent with the terms of the Plan, of any Option, which terms and conditions may differ among individual Options and participants, and to approve the form of written instruments evidencing the Options;

           (v) to accelerate the exercisability or vesting of all or any portion of any Option;

           (vi) subject to the provisions of Section 5(a)(ii), to extend the period in which any outstanding Stock Option may be exercised;

           (vii) to reduce the per-share exercise price of any outstanding Stock Option;

           (viii) to adopt, alter and repeal such rules, guidelines and practices for administration of the Plan and for its own acts and proceedings as it shall deem advisable; to interpret the terms and provisions of the Plan and any Option (including related written instruments); to make all determinations it deems advisable for the administration of the Plan; to decide all disputes arising in connection with the Plan; and to otherwise supervise the administration of the Plan.





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     All decision and interpretations of the Committee shall be binding on all persons, including the Company and Plan participants.

SECTION 3.  SHARES ISSUABLE UNDER THE PLAN; MERGERS; SUBSTITUTION

     (a) Shares Issuable. The maximum number of shares of Stock with respect to which Options may be granted under the Plan shall be 450,000, as such number may be modified by action of the Board from time to time. The shares of Stock underlying any Options which are forfeited, cancelled, reacquired by the Company or otherwise terminated (other than by exercise) shall be added back to the shares of Stock with respect to which Options may be granted under the Plan so long as the participants to whom such Options had been previously granted received no benefits of ownership of the underlying shares of Stock to which the Option related. Subject to such overall limitation, any type or types of Option may be granted with respect to shares. Shares issued under the Plan may be authorized but unissued shares or shares reacquired by the Company.

     (b) Stock Dividends, Mergers, etc. In the event that the Company effects a stock dividend, stock split or similar change in capitalization affecting the Stock, the Committee shall make appropriate adjustments in (i) the number and kind of shares of stock or securities with respect to which Options may thereafter be granted (including without limitation the limitations set forth in Section 3(a), (ii) the number and kind of shares remaining subject to outstanding Options, and (iii) the option or purchase price in respect of such shares. In the event of any merger, consolidation, dissolution or liquidation of the Company, the Committee in its sole discretion may, as to any outstanding Options, make such substitution or adjustment in the aggregate number of shares reserved for issuance under the Plan and in the number and purchase price of shares subject to such Options as it may determine and as may be permitted by the terms of such transaction, or accelerate, amend or terminate such Options upon such terms and conditions as it shall provide (which, in the case of the termination of the vested portion of any Option, shall require payment or other consideration which the Committee deems equitable in the circumstances), subject, however, to the provisions of Section 11.

     (c) Substitute Options. The Committee may grant Options under the Plan to those employees of HCC who have remained as employees of HCC following the May 31, 1995 acquisition by the Company of 100% of the outstanding stock of HCC, which Options may be in substitution for such HCC employees' entitlements to receive certain contingent payments from the Company, the obligation to pay which has been assumed by the Company in connection with its said acquisition of the stock of HCC. The Committee may direct that the substitute Options be granted on such terms and conditions as may be agreed to by such HCC employees and as the Committee considers appropriate in the circumstances.


SECTION 4.  ELIGIBILITY





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     Options may be granted to officers or other key employees of HCC or its subsidiaries, and to consultants or other persons who render services to HCC, regardless of whether they are also employees of HCC ("Eligible Persons").



SECTION 5.  ATTRIBUTES OF STOCK OPTIONS

     Any Stock Option granted under the Plan shall be in such form as the Committee may from time to time approve. Stock Options granted under the Plan shall be Non-Qualified Stock Options.

     The Committee in its discretion may grant Stock Options to Eligible Persons. Stock Options granted pursuant to this Section 5 shall be subject to the following terms and conditions and the terms and conditions of Section 9 and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee shall deem desirable.

           (i) Exercise Price. The exercise price per share for the Stock covered by a Stock Option granted pursuant to this Section 5(a) shall be determined by the Committee at the time of grant.

           (ii) Option Term. The term of each Stock Option shall be fixed by the Committee.

           (iii) Exercisability; Rights of a Shareholder. Stock Options shall become exercisable concurrently with the date of their vesting, which shall be at such time or times concurrently with or after their grant date, whether or not in installments, as shall be determined by the Committee, subject to the vesting acceleration and early termination provisions of Section 6 hereof. The Committee may at any time accelerate the exercisability of all or any portion of any Stock Option. An optionee shall have the rights of a shareholder only as to shares acquired upon the exercise of a Stock Option and not as to unexercised Stock Options.

           (iv) Method of Exercise. Stock Options may be exercised in whole or in part, by delivering written notice of exercise to the Company, specifying the number of shares to be purchased accompanied by payment of the purchase price which may be made by one or more of the following methods:

           (A) In cash, by certified or bank check or other instrument acceptable to the Committee;

           (B) In the form of shares of Stock, if permitted by the Committee, in its discretion. Such surrendered shares shall be valued at Fair Market Value on the exercise date; or





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            (C) By the optionee delivering to the Company irrevocable
            instructions to a broker to promptly deliver to the Company cash or a check payable and acceptable to the Company to pay the purchase price; provided that in the event the optionee chooses to pay the purchase price as so provided, the optionee and the broker shall comply with such procedures and enter into such agreements of indemnity and other agreements as the Committee shall prescribe as a condition of such payment procedure. Payment instruments will be received subject to collection.

The delivery of certificates representing shares of Stock to be purchased pursuant to the exercise of a Stock Option will be contingent upon receipt from the Optionee (or a purchaser acting in his stead in accordance with the provisions of the Stock Option) by the Company of the full purchase price for such shares and the fulfillment of any other requirements contained in the Stock Option or applicable provisions of laws.

           (v) Non-transferability of Options. No Stock Option shall be transferable other than by will or by the laws of descent and distribution and all Stock Options shall be exercisable, during the optionee's lifetime, only by the optionee.

           (vi) Form of Settlement. Shares of Stock issued upon exercise of a Stock Option shall be free of all restrictions under the Plan, except as otherwise provided in this Plan.


SECTION 6.  VESTING ACCELERATION AND EARLY TERMINATION OF STOCK OPTIONS

     (a) Involuntary Termination of Employment. If any participant's employment by HCC or the Company or any of its other Subsidiaries is terminated by HCC or by the Company or any of its other Subsidiaries for any reason, including for any claimed fault or "cause" on the part of the participant, or if such employment terminates by reason of the participant's death or disability or for any other reason completely beyond the control of the participant, the vesting of all Stock Options then owned by such participant shall then automatically be accelerated to the date of such occurence and may thereafter be exercised until the expiration of the stated term of such Options. In the event of the participant's death, such Options may be so exercised by the legal representative or legatee of the participant. The Committee shall have sole authority and discretion to determine whether a participant's employment or services has terminated by reason of disability.

     (b) Voluntary Termination of Employment. Unless otherwise determined by the Committee, if a participant's employment by or services to HCC or the Company or any of its other Subsidiaries is voluntartily terminated by the participant for any reason, including retirement, any Stock Options held by such participant which are not then vested shall immediately terminate and be of no further force and effect. Any Stock Options held by such participant which are then vested may continue to be exercised thereafter until the expiration of the stated term of such Options.


SECTION 7.  TAX WITHHOLDING


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     (a) Payment by Participant.  Each participant shall, no later than the date as of which the value of an Option or of any Stock or other amounts received thereunder first becomes includable in the gross income of the participant for Federal income tax purposes, pay to the Company, or make arrangements satisfactory to the Committee regarding payment of any Federal, state or local taxes of any kind required by law to be withheld with respect to such income. The Company and its Subsidiaries shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the participant.

     (b) Payment in Shares. Each participant may elect to have such tax withholding obligation satisfied, in whole or in part, by (i) authorizing the Company to withhold from shares of Stock to be issued pursuant to an Option a number of shares with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the withholding amount due with respect to such Option, or (ii) transferring to the Company shares of Stock owned by the participant with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the withholding amount due. With respect to any participant who is subject to Section 16 of the Act, the following additional restrictions shall apply:

           (A) the election to satisfy tax withholding obligations relating to an Option in the manner permitted by this Section 7(b) shall be made either (1) during the period beginning on the third business day following the date of release of quarterly or annual summary statements of sales and earnings of the Company and ending on the twelfth business day following such date, or (2) at least six months prior to the date as of which the receipt of such an Option first becomes a taxable event for Federal income tax purposes;

           (B) such election shall be irrevocable;

           (C) such election shall be subject to the consent or approval of the Committee; and

           (D) the Stock withheld to satisfy tax withholding, if granted at the discretion of the Committee, must pertain to an Option which has been held by the participant for at least six months from the date of grant of the Option.


SECTION 8.  TRANSFER, LEAVE OF ABSENCE, ETC.

      For purposes of the Plan, the following events shall not be deemed a termination of employment:

           (a) a transfer to the employment of the Company from another Subsidiary or from the Company to any other Subsidiary, or from one Subsidiary to another;

           (b) an approved leave of absence for military service or sickness, or for any other purpose approved by the Company, if the employee's right to re-employment is guaranteed


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      either by a statute or by contract or under the policy pursuant to which the leave of absence was granted or if the Committee otherwise so provides in writing.


SECTION 9.  AMENDMENTS AND TERMINATION

     The Board may at any time amend or discontinue the Plan and the Committee may at any time amend or cancel any outstanding Option (or provide substitute Options at the same or reduced exercise or purchase price or with no exercise or purchase price, but such price, if any, must satisfy the requirements which would apply to the substitute or amended Option if it were then initially granted under this Plan) for the purpose of satisfying changes in law or for any other lawful purpose, but no such action shall adversely affect rights under any outstanding Option without the holder's consent.


SECTION 10.  STATUS OF PLAN

     With respect to the portion of any Option which has not been exercised, a participant shall have no rights greater than those of a general creditor of the Company.






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SECTION 11.  CHANGE OF CONTROL PROVISIONS

     (a) Upon the occurrence of a Change of Control as defined in this Section

          (i) subject to the provisions of clause (iii) below, after the effective date of such Change of Control, each holder of an outstanding Stock Option shall be entitled, upon exercise of such Option, to receive, in lieu of shares of Stock, shares of such stock or other securities, cash or property as the holders of shares of Stock received in connection with the Change of Control;

          (ii) the Committee may accelerate the time for exercise of, and waive all conditions and restrictions on, each unexercised and unexpired Stock Option effective upon a date prior or subsequent to the effective date of such Change of Control, specified by the Committee; or

          (iii) each outstanding Stock Option may be cancelled by the Committee as of the effective date of any such Change of Control provided that (x) notice of such cancellation shall be given to each holder of such an Option and (y) each holder of such an Option shall have the right to exercise such Option to the extent that the same is then exercisable or, if the Committee shall have accelerated the time for exercise of all such unexercised and unexpired Options, in full during the 30-day period preceding the effective date of such Change of Control.

     (b) "Change of Control" shall mean the occurrence of any one of the following events:

          (i) any "person" (as such term is used in Sections 13(d) and 14(d)(2) of the Act) becomes a "beneficial owner" (as such term is defined in Rule 13d-3 promulgated under the Act) (other than the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company, or any corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company), directly or indirectly, of securities of the Company representing thirty-five percent (35%) or more of the combined voting power of the Company's then outstanding securities; or

          (ii) persons who, as of January 1, 1995, constituted the Company's Board (the "Incumbent Board") cease for any reason, including without limitation as a result of a tender offer, proxy contest, merger or similar transaction, to constitute at least a majority of the Board, provided that any person becoming a director of the Company subsequent to January 1, 1995 whose election was approved by, or who was nominated with the approval of, at least a majority of the directors then comprising the Incumbent Board shall, for purposes of this Plan, be considered a member of the Incumbent Board: or

          (iii) the stockholders of the Company approve a merger or consolidation of the Company, with any other corporation or other entity, other than (a) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by




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     being converted into voting securities of the surviving entity) more than
     65% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation or (b) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no "person" (as hereinabove defined) acquires more than 50% of the combined voting power of the Company's then outstanding securities; or

          (iv) the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets.


SECTION 12.  GENERAL PROVISIONS

     (a) No Distribution; Compliance with Legal Requirements. The Committee may require each person acquiring shares pursuant to an Option to represent to and agree with the Company in writing that such person is acquiring the shares without a view to distribution thereof.

     No shares of Stock shall be issued pursuant to an Option until all applicable securities law and other legal and stock exchange requirements have been satisfied. The Committee may require the placing of such stop orders and restrictive legends on certificates for Stock and Options as it deems appropriate.

     (b) Delivery of Stock Certificates. Delivery of stock certificates to participants under this Plan shall be deemed effected for all purposes when the Company or a stock transfer agent of the Company shall have deposited such certificates in the United States mail, addressed to the participant at the participant's last known address on file with the Company.

     (c) Other Compensation Arrangements; No Employment Rights. Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, including trusts, subject to stockholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases. The adoption of the Plan or any Option under the Plan does not confer upon any employee any right to continued employment with the Company or any Subsidiary.


SECTION 13.  EFFECTIVE DATE OF PLAN

     The Plan shall become effective upon approval by the Board.


SECTION 14.  GOVERNING LAW

This Plan shall be governed by, and construed and enforced in accordance with, the substantive laws of The State of Delaware without regard to its principles of conflicts of laws.